                                                                     Exhibit 4.3


                     SUPPLEMENTAL STOCKHOLDERS' AGREEMENT

          This Supplemental Stockholders' Agreement (this "Agreement"), dated as of October 10, 2000, by and between Tellium, Inc., a Delaware corporation (the "Company"), and the stockholders of Astarte Fiber Networks, Inc., a Colorado corporation ("Astarte"), which are listed on Exhibit A hereto (each a
                                             ---------
"Stockholder," collectively, the "Stockholders").

          WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of August 29, 2000 (the "Merger Agreement") by and among the Company, Astarte Acquisition Corporation, a Colorado corporation, and Astarte; and

          WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, the Company and the Stockholders are required to enter into this Agreement.

          NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

       1. Certain Definitions
          -------------------

          Unless defined herein, capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Commission" means the Securities and Exchange Commission or any other
           ----------
federal agency at the time administering the Securities Act.

          "Common Stock" means the Common Stock, $0.001 par value per share, of
           ------------
the Company.

          "Company Stockholder" means a holder of shares of Common Stock of the
           -------------------
Company other than the Stockholders with respect to Merger Shares.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Merger Shares" means any shares of Common Stock held by operation of
           -------------
the Merger by any Stockholder, including any shares of Common Stock to be issued in exchange for shares of Astarte capital stock or options to purchase shares of Astarte capital stock (including the shares of Common Stock placed in escrow pursuant to the Merger Agreement).

          "Person" means any individual, corporation, limited liability company,
           ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Registrable Shares" means the Merger Shares; provided, however, that
           ------------------                           --------  -------
Merger Shares that are Registrable Shares shall cease to be Registrable Shares
(x) upon their sale pursuant to a registration statement or Rule 144 under the Securities Act, (y) when such shares are eligible for sale pursuant to Rule 144 under the Securities Act or (z) upon their sale in any manner to a person or entity which is not entitled to the rights provided by this Agreement.

          "Rule 144" means Rule 144 promulgated under the Securities Act or any
           --------
successor rule thereto or any complementary rule thereto.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Stockholder" means each Person which holds Merger Shares and is
           -----------
listed on Exhibit A hereto.
          ---------

       2. Stockholder's Representations and Agreements
          --------------------------------------------

          2.1  Investment Representations.  Each Stockholder hereby represents
               --------------------------
and warrants that it is acquiring the Merger Shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each Stockholder further represents and warrants that (a) it has been given the opportunity to obtain any information or documents (and to ask questions and receive answers about such documents) relating to the Company and the business and prospects of the Company that it deems necessary to evaluate the merits and risks related to its investment in the Merger Shares, (b) its financial condition is such that it can afford to bear the economic risk of holding the Merger Shares for an indefinite period of time and it has adequate means for providing for its current needs and personal contingencies, (c) it can afford to suffer a complete loss of its investment in the Merger Shares, (d) all information that it has provided to the Company concerning itself and its financial position is correct and complete as of the date of this Agreement, (e) it understands and has taken cognizance of all risk factors to the acquisition of the Merger Shares, and (f) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of the Merger Shares as contemplated by this Agreement.

          2.2  Merger Shares Subject to Restrictions.  The Stockholders
               -------------------------------------
acknowledge that they have been advised that (a) the Merger Shares have not been registered under the Securities Act, (b) other than any transfer, sale, assignment, pledge, hypothecation or other disposal of Merger Shares (each, a "Transfer") permitted pursuant to Section 3 hereof, the Merger Shares shall be held indefinitely, and the Stockholder is required to bear the economic risk of its investment in the Merger Shares, (c) when and if the Merger Shares can be transferred pursuant to this Agreement, Rule 144 promulgated under the Securities Act may not be available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available, (d) when and if the Merger Shares may be disposed of pursuant to this Agreement without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (e) if the Rule 144 exception is not available, public sale without registration will require compliance with some other exemption under the Securities Act, (f) a restrictive legend in the form set forth in Section 6.1 below shall be placed on the certificates or instruments representing the Merger Shares, and (g) a notation shall be made in the appropriate records of the Company indicating that the Merger Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, an appropriate stop transfer restriction will be issued to such transfer agent with respect to the Merger Shares.

          2.3  Rule 144 Sales.  Subject to the restrictions on transfer set
               --------------
forth in Section 3 hereof, if any of the Merger Shares are to be disposed of in accordance with Rule 144 under the Act or otherwise and such transfer is otherwise permitted, the Stockholders shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144, required to be filed with the Commission.

          2.4  Opinions.  Each Stockholder agrees that it will not Transfer any
               --------
Merger Shares without complying with each of the restrictions set forth herein and agrees that in connection with any Transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, that such Transfer is not in violation of the securities laws of the United States of America.

       3. General Restriction on Transfer of Merger Shares:  Right of
          -----------------------------------------------------------
          First Refusal
          -------------

          3.1  Restriction on Transfer With Respect to Merger Shares.  Except
               -----------------------------------------------------
for Transfers otherwise permitted by Section 3.3, each Stockholder agrees that it will not Transfer any Merger Shares at any time without complying with the right of first refusal set forth in Section 3.2 hereof.

          3.2  Right of First Refusal.  If at any time a Stockholder receives a
               ----------------------
bona fide offer ("Offer") to purchase any or all of its Merger Shares from a third party (the "Offeror") which the Stockholder wishes to accept and which is fully financed, the Stockholder shall cause the Offer to be reduced to writing and shall notify the Company in writing of its wish to accept the Offer. The Stockholder's notice shall contain an irrevocable offer to sell such Merger Shares to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company of the Stockholder's notice, the Company (and its designee(s)) shall have the right and option to purchase some or all of the Merger Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then, at the sole option of the Company, at the all-equivalent cash price, determined in good faith by the Company's Board of Directors, by delivering a check or checks in the appropriate amount to the Stockholder against delivery of certificates or instruments representing the Merger Shares so purchased, appropriately endorsed by the Stockholder. The Company may also elect (but shall have no obligation) to cause its designee(s) to purchase the Merger Shares covered by the Offer. Subject to Section 6.2 hereof, if at the end of such 30-day period the Company (and its designee(s)) has not tendered the purchase price for all the Merger Shares in the manner set forth above, the Stockholder may during the succeeding 90-day period sell the Merger Shares not purchased by the Company covered by the Offer to the Offeror on terms no less favorable to the Stockholder than those contained in the Offer. No sale may be made to any Offeror unless the Offeror agrees in writing with the Company to be bound by this Agreement. Promptly after such sale, the Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 90 days following the expiration of the 30-day period during which the Company may purchase the Merger Shares, the Stockholder has not completed the sale of such Merger Shares as aforesaid, all the restrictions on Transfer contained in this Agreement in effect at that time shall again be in effect with respect to such Merger Shares. The parties agree that any Transfers to Soundview Financial, Texas Instruments and any Laor Parties shall not be subject to this provision.

          3.3  Certain Permitted Transfers.  The provisions of Sections 3.1 and
               ---------------------------
3.2 shall not apply to the following Transfers of Merger Shares (each a "Permitted Transfer"):

               (a)  a Transfer made by a Stockholder to the Company; and

               (b) a Transfer made to any of the following "Permitted Transferees":

                    (i) upon the death of the Stockholder, to its executors, administrators, testamentary trustees, legatees or beneficiaries (the "Stockholder's Estate") or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Merger Shares in accordance with the terms of this Agreement;

                    (ii) a Transfer made to a trust or custodianship the beneficiaries of which include only the Stockholder, any spouse and any lineal descendants, including adopted children (a "Stockholder's Trust"); or

                    (iii) a Transfer to the Stockholder's spouse and any lineal descendants, including adopted children.

          3.4  Conditions to Transfers of Merger Shares.  No Transfer of Merger
               ----------------------------------------
Shares, whether or not permitted by Sections 3.2 or 3.3, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

               (a) (i) Such Transfer of the Merger Shares is made pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel for the Stockholder (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the Securities Act; and

               (b) The transferee of the Merger Shares agrees to be bound by, and executes a counterpart to, an agreement with the Company substantially in the form of this Agreement.

          3.5  Notice of Change of Beneficiary.  Immediately prior to any
               -------------------------------
Transfer of Merger Shares to a Stockholder's Trust, the Stockholder shall provide the Company with a copy of the instruments creating the Stockholder's Trust with the identity of the beneficiaries of the Stockholder's Trust. The Stockholder shall notify the Company prior to any change in the identity of any beneficiary of the Stockholder's Trust.

          3.6  Transfers Not in Compliance.  No Transfer of Merger Shares in
               ---------------------------
violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

          3.7  Termination of Transfer Restrictions.  Subject to Section 4.3,
               ------------------------------------
the restrictions on Transfer set forth in this Section 3 shall terminate upon an Initial Public Offering by the Company.

       4. Registration Rights
          -------------------

          4.1  Piggyback Registration Rights.
               -----------------------------

               (a)  Right to Piggyback. Subject to Sections 4.1(b) and 4.1(c)
                    ------------------
below, whenever the Company proposes to register any shares of Common Stock (or securities convertible into or exercisable or exchangeable for, or options to purchase, Common Stock) with the Commission under the Securities Act (other than pursuant to an initial public offering, a registration on Form S-4 or S-8, or any successor forms thereto) (a "Piggyback Registration"), the Company (i) will give written notice to all Stockholders which hold Registrable Shares at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (ii) will, subject to Section 4.1(c) below, include in such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after the date of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Shares with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 4 on terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Company and by any other person selling under such Piggyback Registration.

               (b)  Number of Piggyback Registrations. Each Stockholder shall be
                    ---------------------------------
entitled to unlimited Piggyback Registrations.

               (c)  Priority on Piggyback Registrations. If the managing
                    -----------------------------------
underwriter or underwriters, if any, advises the selling Stockholders in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the selling Stockholders of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Shares to be included pursuant to Section 4.1(a) above) is inconsistent with that which can be sold in such registration without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of securities that any participant may sell), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows: (i) first, the shares the Company proposes to sell, (ii) second, the Common Stock requested to be included in such registration by the Company Stockholders pursuant to the Amended and Restated Stockholders Agreement by and among certain Company Stockholders dated as of December 2, 1999 (as the same may be amended from time to time), (iii) third, to the Common Stock requested to be included in such registration statement by Company Stockholders pursuant to the rights of holders of any Common Stock, including Common Stock issued on the conversion of any shares of preferred stock or debt of the Company, in each case sold after the date hereof in a financing transaction, and (iv) fourth, the Registrable Shares requested to be included in such registration by the Stockholders and other holders of Common Stock of the Company which possess at least as favorable Piggyback Registration rights as the Stockholders. To the extent that the privilege of including Registrable Shares in any Piggyback Registration must be allocated among the selling Stockholders pursuant to clause
(iv) above, the allocation shall be made pro rata based on the number of Registrable Shares that each such Stockholder shall have requested to include therein in relation to the total number of Registrable Shares held by all the Stockholders.

          (d)  Selection of Underwriters.  If any Piggyback Registration is an
               -------------------------
underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing, and (ii) determine the terms under which such underwriting shall take place.

          (e)  Withdrawal and Postponement. If, at any time after giving written
               ---------------------------
notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Stockholder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such abandoned registration and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Shares requested by the Stockholder to be included therein for the same period as the delay in registering such other equity securities.

          4.2  Registration Procedures.  With respect to any Piggyback
               -----------------------
Registration, the Company will, subject to Section 4.1(c), as expeditiously as practicable:

          (a) prepare and file with the Commission a registration statement or registration statements (the "Registration Statement") on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Shares in accordance with the intended method or methods of distribution thereof; and use its commercially reasonable efforts to cause such Registration Statement to become effective;

          (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Shares covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (c) notify the selling Stockholders and the managing underwriters, if any, promptly, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) use its commercially reasonable efforts to cause the Registrable Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Shares;

          (f) use its commercially reasonable efforts to cause all Registrable Shares covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Shares to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Shares or the managing underwriters, if any;

          (g) upon the occurrence of any event contemplated by Section 4.2(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

     The Company may require each seller of Registrable Shares as to which any Piggyback Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

     Each Stockholder agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.2(c)(v), such Stockholder will forthwith discontinue disposition of Registrable Shares pursuant to the Registration Statement until such Stockholder's receipt of copies of the supplemented or amended Prospectus as contemplated by Section 4.2(g); or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the Prospectus covering such Registrable Shares.

          4.3  Restrictions on Public Sale.  To the extent not inconsistent with
               ---------------------------
applicable law, (i) each Stockholder agrees not to effect any public sale or distribution of Registrable Shares, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 180-day period (or such shorter period as may be consented to by the managing underwriter or underwriters, and the Company agrees to use its commercially reasonable efforts to cause any such consent granted by any underwriter to be made available to all other holders of Registrable Shares on a ratable basis) following its initial public offering (whether or not a Qualified Offering), and
(ii) each Stockholder whose Registrable Shares are included in a Registration Statement hereunder, if requested by the managing underwriter or underwriters for such Piggyback Registration, agrees not to effect any public sale or distribution of Registrable Shares, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the 90-day period (or such shorter period as may be consented to by such underwriter or underwriters, which consent, if granted, will be made available to all other holders of Registrable Shares on a ratable basis) following the effective date of a Registration Statement pursuant to such Piggyback Registration (except as part of such Piggyback Registration).

          4.4  Registration Expenses.  All expenses incident to the Company's
               ---------------------
performance of or compliance with this Section 4 will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the

Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Shares under the state securities or "Blue Sky," laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Shares for trading on a national securities exchange or authorizing them for trading on the NASDAQ National Market System and all other costs and expenses incurred by the Company in connection with any Piggyback Registration hereunder; provided, however, that the Company shall not bear the costs and
           --------  -------
expenses of any selling Stockholder for underwriters' commissions, brokerage fees or transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by any selling Stockholder.

     4.5  Indemnification.
          ---------------

          (a) Indemnification by the Company.  The Company agrees to indemnify,
              ------------------------------
to the full extent permitted by law, each Stockholder, its officers, directors and agents and each person who controls such Stockholder within the meaning of the Securities Act and the Exchange Act (each, an "Indemnified Holder"), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statement or omission is caused by any information with respect to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder or its representative expressly for use therein.

          (b) Indemnification by Holders of Registrable Shares.  In connection
              ------------------------------------------------
with any Piggyback Registration, each Stockholder participating therein will furnish to the Company in writing such information with respect to the Stockholder as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary Prospectus, and agrees to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Securities Act and the Exchange
Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement, Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, and only to the extent, that such untrue statement or omission is caused by any information with respect to the Stockholder so furnished in writing by the Stockholder or its representative specifically for inclusion therein. In no event shall the liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting commissions and expenses) received by such Stockholder upon the sale of the Registrable Shares giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Registration Statement, Prospectus or preliminary Prospectus.

          (c)  Conduct of Indemnification Proceedings.  Any person or entity
               --------------------------------------
entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however,
                                                            --------  -------
that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding
Section 4.5(a) or 4.5(b), as applicable, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and
(ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d)  Contribution.  If for any reason the indemnification provided for
               ------------
in the preceding Section 4.5(a) or 4.5(b), as applicable, is unavailable to an indemnified party as contemplated by such Section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that no
                                                --------  -------
selling Stockholder shall be required to contribute in an amount greater than the difference between the net proceeds received by the Stockholder with respect to the sale of Registrable Shares and all amounts already contributed by the Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by the Stockholder.

          4.6   Participation in Underwritten Registrations.  No Stockholder may
                -------------------------------------------
participate in any underwritten registration hereunder unless such Stockholder
(i) agrees to sell its Registrable Shares on the basis provided in any underwriting arrangements approved by the Company, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

       5. Miscellaneous Provisions
          ------------------------

          5.1  Legend.  In addition to any legends required by federal or state
               ------
securities laws, the certificates representing the Merger Shares shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A SUPPLEMENTAL STOCKHOLDERS' AGREEMENT DATED AS OF OCTOBER 10, 2000, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.

          5.2  Transferees; Additional Restriction on Transfer.  Each transferee
               -----------------------------------------------
of Merger Shares from a Stockholder or a subsequent transferee (including the transferee in a transfer from one Stockholder to another Stockholder) shall take such Merger Shares subject to the same restrictions as existed in the hands of the transferor, including, without limitation, the restrictions imposed on Stockholders under Section 3 hereof and restrictions on the sale of Merger Shares under Section 4.3(a) hereof. No transferee of Merger Shares from a Stockholder or a subsequent transferee, (other than a transferee receiving Merger Shares in a Permitted Transfer under Section 3.3) shall be entitled to the benefits provided to Stockholders hereunder, including, without limitation, the registration rights under Section 4 hereof.

          5.3  Specific Performance, Etc.  The Company and each Stockholder, in
               -------------------------
addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          5.4  Notices.  All notices, requests, demands and other communications
               -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly received when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., FedEx); and
                                                             ----
upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the parties at their addresses listed on Annex I attached hereto, or to such other place and with such other copies as any party may designate as to itself or himself by written notice to the others.

          5.5  Entire Agreement; Amendments and Waivers.  This Agreement
               ----------------------------------------
constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the Company and the holders of sixty-six and two thirds percent (66-2/3%) of the Merger Shares then outstanding; provided, however, that this
                                             --------  -------
Agreement shall be automatically amended to include any Permitted Transferee of a Stockholder. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          5.6  Termination.  If not terminated sooner pursuant to the terms
               -----------
hereof, Section 3 of this Agreement (regarding rights of first refusal) shall terminate and cease to be of any further force or effect upon the Company's merger with and into another corporation or other entity where, upon consummation of the merger, the holders of the Company's voting stock immediately prior to the merger will hold less than 50% of the voting stock of the surviving corporation immediately after the merger. If not terminated sooner pursuant to the terms hereof, Section 4 of this Agreement (regarding registration rights) shall terminate and cease to be of any further force or effect upon the Company's merger with and into another corporation where, in connection with the merger, the Merger Shares are exchanged exclusively for cash and/or shares of capital stock or other securities that are publicly traded on a national securities exchange or authorized for trading on the Nasdaq National Market System.

          5.7  Recapitalizations, Exchange, Etc. Affecting the Company's Stock.
               ---------------------------------------------------------------
The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Merger Shares, to any and all shares of capital stock of the Company that may be issued in respect of, in exchange for, or in substitution of the Merger Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

          5.8  Multiple Counterparts.  This Agreement may be executed in one or
               ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.9  Headings.  The headings of the Articles herein are inserted for
               --------
convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          5.10 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

          5.11 Construction.  Differences in language as between similar
               ------------
provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

          5.12 Invalidity.  In the event that any one or more of the provisions
               ----------
contained in this Agreement or in any other document or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument

          5.13 Cumulative Remedies.  All rights and remedies of either party
               -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                (BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                         TELLIUM, INC.


                         By:    /s/  Nicholas DeVito
                              ---------------------------------
                              Name:  Nicholas DeVito
                              Title:    VP Business Development


                                /s/ Gregory Alper
                              ------------------------------------


                                /s/ Gunnar Andersson
                              ------------------------------------


                                /s/ Robert Angliss
                              ------------------------------------


                                /s/ Trisha N. Allen
                              ------------------------------------


                                /s/ Paula Baker
                              ------------------------------------


                                /s/ Robert Baker
                              ------------------------------------


                                /s/ Linda Balas
                              ------------------------------------


                                /s/ David Blake, Jr. & Julie Blake
                              ------------------------------------


                                /s/ Deborah Bokar
                              ------------------------------------
                              Deborah Bokar Living Trust


                                /s/ Betsy Brigs-Nogueira
                              ------------------------------------


                                /s/ Michael R. Brown
                              ------------------------------------

                             /s/ Louis Cairo
                             ---------------------------------------


                             /s/ John Campbell
                             ---------------------------------------


                             /s/ Rudolf Carl
                             ---------------------------------------
                             Rudolf Carl Trust


                             /s/ Robert Greenlee
                             ----------------------------------------
                             President
                             Centennial Investment Management


                             /s/ Daisy Chong
                             ---------------------------------------


                             /s/ Ross P. Cooney
                             ---------------------------------------


                             /s/ Barry Costello
                             ----------------------------------------


                             /s/ Barbara A. Cross
                             ----------------------------------------


                             /s/ John Crowley
                             ---------------------------------------


                             /s/ French S. Durst
                             -----------------------------------------


                             /s/ Ronald K. Elliott
                             ------------------------------------------


                             /s/ William Fee
                             ------------------------------------------


                             /s/ S. Lisa Ferreira
                             ------------------------------------------


                             /s/ Gary Flack
                             ------------------------------------------

                             /s/ Edouard J. Fontenot
                             ------------------------------------------


                             /s/ Edward Fontenot
                             ------------------------------------------


                             /s/ Marie Y. Fontenot
                             ------------------------------------------


                             /s/ Michael Friedenbach
                             ------------------------------------------


                             /s/ Mary Ann Golay
                             ------------------------------------------


                             /s/ Michael Goldberg
                             ------------------------------------------


                             /s/ Brad Golson
                             ------------------------------------------


                             /s/ David Greenberg
                             ------------------------------------------


                             /s/ Lou Greenberg
                             ------------------------------------------


                             /s/ Robert Greenlee
                             ------------------------------------------


                             /s/ Courtney Hendrix
                             ------------------------------------------


                             /s/ Jean Hogan
                             ------------------------------------------


                             /s/ Anthony & Carolyn Jeffries
                             ------------------------------------------


                             /s/ Bradley N. Jennings
                             ------------------------------------------


                             /s/ Michael Kahn
                             ------------------------------------------

                             /s/ Sheldon Kahn
                             ------------------------------------------


                             /s/ Bonnie Kassell
                             ------------------------------------------


                             /s/ Stuart M. Leudan
                             ------------------------------------------
                             President
                             Katz Family Limited Partnership


                             /s/ Bernard R. Kornhaber
                             ------------------------------------------
                             Bernard Kornhaber Revocable Trust


                             /s/ Marda Kornhaber
                             ------------------------------------------


                             /s/ Anne Lenot
                             ------------------------------------------


                             /s/ Stuart Leudan
                             ------------------------------------------


                             /s/ Anne Livingston
                             ------------------------------------------


                             /s/ Robert Logelin
                             ------------------------------------------


                             /s/ Paul Lurie
                             ------------------------------------------


                             /s/ David Monson
                             ------------------------------------------


                             /s/ Tammy Muller
                             ------------------------------------------


                             /s/ Carol Jean Myren
                             ------------------------------------------


                             /s/ William H. Pearlman
                             ------------------------------------------
                             General Partner
                             Pearlman Family Limited Partnership

                             /s/ Charles Peres
                             ----------------------------------------------


                             /s/ Rainerio Reyes
                             ----------------------------------------------


                             /s/ Alan T. Richards
                             ----------------------------------------------


                             /s/ Michele Rueckert
                             ----------------------------------------------


                             /s/ Carolyn E. Shaffer
                             ----------------------------------------------


                             /s/ Jonathan Sheinkop
                             ----------------------------------------------


                             /s/ Michael Sheinkop
                             ----------------------------------------------


                             /s/ Mitchell B. Sheinkop
                             ----------------------------------------------


                             /s/ Donald Shwayder
                             ----------------------------------------------


                             /s/ Scott Shwayder
                             ----------------------------------------------


                             /s/ Dan Smathers
                             ----------------------------------------------


                             /s/ Richard Stauter
                             ----------------------------------------------


                             /s/ Paul Sugar and Judith Sugar
                             ----------------------------------------------
                             Paul Sugar and Judith Sugar Joint Living Trust


                             /s/ Carl Symons
                             ----------------------------------------------


                             /s/ Carol Coghlan Gavin
                             ----------------------------------------------
                             Tellabs, Inc.

                             By Carol Coghlan Gavin
                             Vice President, General Counsel and Secretary


                             /s/ May Vang Vue
                             -----------------------------------------


                             /s/ Zandra Voss-Wagner
                             -----------------------------------------


                             /s/ Eugene Weisman
                             -----------------------------------------


                             /s/ Larry Weisman
                             -----------------------------------------


                             /s/ John C. Wittenberger
                             -----------------------------------------


                             /s/ Arthur Wong
                             -----------------------------------------


                             /s/ Philip Wong
                             -----------------------------------------


                             /s/ Doua Xiong
                             -----------------------------------------


                             /s/ Fong Yang
                             -----------------------------------------

                                   EXHIBIT A
                                   ---------


Gregory Alper

Gunnar Andersson

Robert Angliss

Trisha N. Allen

Paula Baker

Robert Baker

Linda Balas

David Blake, Jr. & Julie Blake

Deborah Bokar Living Trust

Betsy Brigs-Nogueira

Michael R. Brown

Louis Cairo

John Campbell

Rudolf Carl Trust

Centennial Investment Management

Daisy Chong

Ross P. Cooney

Barry Costello

Barbara A. Cross

John Crowley

French S. Durst

Ronald K. Elliott

William Fee

S. Lisa Ferreira

Gary Flack

Edouard J. Fontenot

Edward Fontenot

Marie Y. Fontenot

Michael Friedenbach

Mary Ann Golay

Michael Goldberg

Brad Golson

David Greenberg

Lou Greenberg

Robert Greenlee

Courtney Hendrix

Jean Hogan

Anthony & Carolyn Jeffries

Bradley N. Jennings

Michael Kahn

Sheldon Kahn

Bonnie Kassell

Katz Family Limited Partnership

Bernard Kornhaber Revocable Trust

Marda Kornhaber

Anne Lenot

Stuart Leudan

Anne Livingston

Robert Logelin

Paul Lurie

David Monson

Tammy Muller

Carol Jean Myren

Pearlman Family Limited Partnership

Charles Peres

Rainerio Reyes

Alan T. Richards

Michele Rueckert

Carolyn E. Shaffer

Jonathan Sheinkop

Michael Sheinkop

Mitchell B. Sheinkop

Donald Shwayder

Scott Shwayder

Dan Smathers

Richard Stauter

Paul Sugar and Judith Sugar Joint Living Trust

Carl Symons

Tellabs, Inc.

May Vang Vue

Zandra Voss-Wagner

Eugene Weisman

Larry Weisman

John C. Wittenberger

Arthur Wong

Philip Wong

Doua Xiong

Fong Yang